Exhibit 10.1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

MASTER PRODUCT PURCHASE AGREEMENT

This Master Product Purchase Agreement (this “Agreement”) is made and entered into this 14th day of December, 2016 (the “Execution Date”), and effective as of the 1st day of January, 2017 (the “Effective Date”), by and between Smart Sand, Inc. a Delaware corporation, with a place of business at 1010 Stony Hill Rd., Suite 175, Yardley, Pennsylvania 19067 (“Smart Sand”) and Rice Drilling B LLC, a Delaware Limited Liability Company with a place of business at 2200 Rice Dr., Canonsburg, PA 15317 (“Buyer”).

RECITALS

A. Whereas, Smart Sand mines, processes and sells certain industrial sand products; and

B. Whereas, Smart Sand and Buyer desire to provide for the terms under which Smart Sand will sell such products to Buyer, based on firm monthly and yearly commitments as more particularly described herein.

AGREEMENT

Now therefore, in consideration of the mutual covenants herein, the parties hereto agree as follows:

1.	Products, Forecasts and Quantity Commitments

1.1 Subject to the terms and conditions of this Agreement, during the Term (as defined in Section 7.1), Smart Sand agrees to sell and deliver to Buyer, and Buyer agrees to purchase and accept from Smart Sand, *** frac sand products based on the specifications (the “Specifications”) set forth in Appendix A attached hereto and incorporated by reference (each a “Product” and collectively, the “Products”), in the product mix specified in Appendix B attached hereto and incorporated by reference, and in quantities at least equal to the following minimum annual tonnage requirements (as applicable, the “Minimum Tons per Year”):

Contract Year	Minimum Tons per Year
1	***
2	***
3	***

Nothing in this Agreement shall be construed as limiting either party’s right to enter into a purchase or sale agreement with respect to any of the Products with a third party at any time.

1.2 For purposes of this Agreement, a “Contract Year” shall mean the period beginning on January 1 of a given year and ending at 11:59 p.m. on December 31 of such year. For the avoidance of doubt, Contract Year 1 shall be January 1, 2017 through December 31, 2017, Contract Year 2 shall be January 1, 2018 through December 31, 2018, and continuing in this manner until the expiration of the Term.

Buyer shall provide to Smart Sand a non-binding forecast for all Product requirements in each quarter at least thirty (30) days prior to the first day of the first month of the applicable quarter.

1.3 In no event will Smart Sand be required to provide to Buyer, in any given month during the Term, an aggregate amount exceeding *** tons of Products.

1.4 Buyer may choose to defer to the end of the Term the purchase of up to *** tons of Products (“Deferred Tons”) which, pursuant to Section 2.5 hereof, is equal to *** (“Deferred Credits”). If Buyer exercises its deferral rights pursuant to this section and subsequently purchases more than the Minimum Tons per Year in any given Contract Year, then (i) the Deferred Credits shall be applied to such excess as a credit against the Contract Price at the rate of ***, and the Deferred Credits shall be reduced on a dollar-for-dollar basis by an amount equal to the total credits applied to such excess, and (ii) the outstanding Deferred Tons shall automatically decrease by the amount of such excess. For the avoidance of doubt, the aggregate Deferred Credits that Buyer receives shall not exceed *** during the entirety of the Term. Within *** after completion of the Term, Buyer shall pay to Smart Sand (the “Deferment Payment”) an amount equal to the then-applicable Contract Price multiplied by the amount of Deferred Tons as of the end of the Term minus any remaining Deferred Credits.

Within *** days of receiving the Deferment Payment, Smart Sand shall deliver to Buyer, in one or more shipments to be determined in Smart Sand’s sole discretion, the Deferred Tons. Buyer may, at its option, choose to not take delivery of some or all of the Products to be delivered in connection with the foregoing; provided, however, that if Buyer chooses not to take delivery of such Products, Buyer shall not be entitled to any refund of all or any portion of the Deferment Payment or Monthly Reservation Charges paid to Smart Sand. Buyer’s choice to not take delivery shall be irrevocable and Buyer shall forfeit any title to or right to receive the Products that Buyer has chosen not to receive. If Buyer purchases less than the Minimum Tons per Year in any given Contract Year (the “Shortfall Amount”), other than the Deferred Tons, Smart Sand shall not be obligated to deliver to Buyer all or any portion of the Shortfall Amount. Buyer shall not be entitled to any refund in connection with such Shortfall Amount.

1.5 Buyer shall issue purchase orders to Smart Sand setting forth the quantities of Products, applicable prices, requested ship dates, destination of shipment and other details related to a specific order.

1.6 The terms and conditions of this Agreement are the controlling terms and conditions for the purchase of Products by Buyer. The printed terms and conditions of any purchase order, acknowledgment form, invoice or other business form of Buyer and Smart Sand shall not apply to any order and are hereby rejected. Buyer and Smart Sand agree that any purchase order issued by Buyer is for quantity and timing purposes only, and such purchase order does not amend the terms of this Agreement.

2.	Price and Payment Terms

2.1 The pricing for each of the Products for each Contract Year shall be as set forth on Appendix C attached hereto and incorporated by reference (“Contract Price”). The parties agree that all Products ordered by Buyer will be loaded onto Buyer or Smart Sand supplied railcars (which Smart Sand railcars shall consist of *** railcars for Products), and shipped as specified in the purchase order, provided, however, that (i) Buyer agrees to comply with all freight scheduling mechanisms and timeframes designated by Smart Sand in writing to Buyer from time to time, and (ii) all railcars supplied by Buyer will be set up to receive unpackaged Products, and delivery of the Products shall occur upon the transfer of Products into the applicable railcar via a delivery chute. Delivery will be, and all prices are quoted, FCA Smart Sand’s rail spur facility located in Oakdale, Wisconsin, or such other Smart Sand facility as determined by Smart Sand, Incoterms 2010. Buyer shall use commercially reasonable efforts to establish a trade account with Smart Sand’s preferred rail carrier and transloader. Prior to the establishment of such trade accounts, Smart Sand shall pay all freight charges and transloading charges for any shipment, after which Smart Sand shall provide an invoice to Buyer for such charges and Buyer shall pay Smart Sand within *** of the date of such invoice. After the establishment of such trade accounts, Smart Sand may, at its option and with written notice to Buyer in response to the applicable purchase order that it intends to, pay all freight charges and transloading charges for any shipment, after which Smart Sand shall provide an invoice to Buyer for such charges and Buyer shall pay Smart Sand within *** of the date of such invoice. Upon the mutual written agreement of Buyer and Smart Sand, a portion of the Products may be shipped on the Union Pacific Railroad, provided that Buyer shall pay all additional rail and shipping costs associated with shipping such Products on the Union Pacific Railroad, including all costs related to delivering such Products via truck to a Union Pacific Railroad terminal. For the avoidance of doubt, unless otherwise agreed to in writing by Smart Sand and Buyer, all rail, truck and shipping costs, including, without limitation, transloading charges and insurance costs, shall be borne exclusively by Buyer, including with respect to any Smart Sand supplied railcars. Any railcars to be provided by Smart Sand shall be provided in accordance with that certain Railcar Usage Agreement, by and between Smart Sand and Buyer, effective as of January 1, 2017 (the “Railcar Usage Agreement”). The Contract Price shall be subject to adjustments implemented during the Term in accordance with the terms set forth in Appendix C.

2.2 Unless stated otherwise in an order, prices quoted by Smart Sand do not include sales, VAT, use or similar taxes. Any such taxes, fees, duties, and customs charges imposed on Smart Sand in the country or area of operations at any time shall be reimbursed to Smart Sand by Buyer. The terms “taxes” and “duties” shall mean all fees or charges imposed, assessed or levied at any time by any governmental or other authority and shall include, but shall not be limited to, property, sales, use taxes, royalties, value added and excise taxes or other charges of a similar nature, customs or other duties, harbour and port dues, demurrage, wharfage, pilotage, stevedoring, customs agent fees and other such charges and other fees. The provisions of this clause shall continue after termination of this Agreement.

2.3 Smart Sand shall invoice Buyer upon shipment of Products or upon the accrual of any other amounts due, including without limitation, reservation charges, railcar usage and storage costs, and tax reimbursements. Except as otherwise provided herein or in the Railcar Usage Agreement, payment by Buyer shall be due and payable within *** after the date of invoice. Invoices that remain unpaid *** or more days after the date of such invoices are subject to a monthly service charge at a rate equal to *** or the maximum rate from time to time permitted by applicable law.

2.4 Upon placing this instrument with an attorney for collection of past due payments or repossession of any Products, Buyer shall reimburse Smart Sand for reasonable attorneys’ fees, court costs, and other expenses incurred by Smart Sand to enforce the terms and conditions stated herein.

2.5 Commencing on January 1, 2017, and continuing on or about the first day of each month during the Term, Smart Sand will invoice Buyer for a non-refundable capacity reservation charge of *** Dollars per month (the “Monthly Reservation Charge”), which shall be paid by Buyer within *** after the date of each such invoice. The Monthly Reservation Charge shall be payable regardless of whether Buyer purchases any Products during any month during the Term. ***

2.6 Any failure by Buyer to pay any portion of any Monthly Reservation Charge when due shall constitute a material breach of this Agreement, and, in addition to (and not in lieu of) any other rights and remedies that Smart Sand has hereunder, the entire balance of all unpaid Monthly Reservation Charges, as applicable, that have accrued or will accrue during the Term shall automatically and without notice become immediately due and payable.

3.	Specifications

In the event Buyer desires to change the Specifications, a request for change shall be submitted to Smart Sand in writing. Smart Sand is free to accept or reject any requested changes to Specifications in its reasonable discretion and no change in Specifications shall be operative unless such changes are memorialized in a writing signed by Smart Sand. Smart Sand shall notify Buyer of any adjustment to the Contract Prices resulting from the changes to the Specifications requested by Buyer. Buyer must agree to the adjustment to the Contract Prices in writing prior to any changes to the Specifications.

4.	Delivery

4.1 The Products shall be delivered in accordance with Section 2.1 of this Agreement. Smart Sand reserves the right to charge Buyer a storage fee for any Buyer controlled rail car (including railcars controlled pursuant to the Railcar Usage Agreement) that remains at Smart Sand’s rail facility longer than *** after arrival. The storage fee shall be: (i) *** Dollars per car per day during the period commencing on the *** after arrival and ending on the *** after arrival; (ii) *** Dollars per car per day during the period commencing on the *** after arrival and ending on the *** after arrival; (iii) *** Dollars per car per day during the period commencing on the *** after arrival and ending on the *** after arrival; and (iv) *** Dollars per car per day during the period commencing on the *** after arrival. If any Buyer controlled railcar is stored at Smart Sand’s rail facility for *** or greater, Smart Sand may, in its sole discretion, continue charging the applicable storage fee, or deem such railcars to be abandoned and take possession of all or any portion of such railcars. Smart Sand may, in its sole discretion, use such railcars in the operation of its business, including without limitation, shipping frac sand products to Smart Sand’s customers, or store or transfer such railcars in any manner it deems advisable. Buyer hereby grants to Smart Sand a possessory lien in any and all railcars stored at Smart Sand’s rail facility for the purpose of satisfying any amounts that are unpaid, due and owing under this Agreement for *** beyond their due date. Buyer may not, without Smart Sand’s prior written consent, store more than *** at Smart Sand’s rail facility at any given time. Should Buyer attempt to store in excess of *** at Smart Sand’s rail facility, Smart Sand may, in its sole discretion, disallow such railcars to enter such rail facility or transport such railcars to a third-party storage provider. In no event will Smart Sand have any liability related to the storage or transfer of any railcars, and all expenses related to the storage or transfer of such railcars shall be borne exclusively by Buyer. Smart Sand may, in its sole discretion, load any railcars located at its facility with Products in anticipation of future Product shipments. Should Buyer seek the return of the railcars without Products, Smart Sand shall, upon receiving at least *** prior written notice from Buyer, empty such railcars at Buyer’s sole cost and expense (including, without limitation, the cost of the total tons of Products contained within the railcars at a “per ton” rate equal to the applicable Contract Price per ton of Products during that Contract Year), which amount shall be paid to Smart Sand in advance of emptying any railcars.

4.2 In the event that Smart Sand is unable to supply Buyer’s purchases (which purchases shall not exceed the monthly maximum amount of Products set forth in Section 1.3) during the Term, and Buyer purchases replacement Products (“Replacement Products”) from alternative sources after receipt of notification of Smart Sand’s failure or inability to supply, such Replacement Products purchased by Buyer shall count towards meeting Buyer’s purchase obligations set forth in Section 1.1 above (subject to the maximum amount of Products set forth in Section 1.3), and if such Replacement Products are purchased by Buyer at a price that is higher than the then-applicable Contract Price, Smart Sand shall pay Buyer for the difference between the Contract Price and the price of such Replacement Products (subject to the maximum set forth in the last sentence of this Section), which may be paid by Smart Sand within *** of Buyer’s notification to Smart Sand of the amounts so owed. In the event this Agreement is terminated by Buyer pursuant to Section 7.3, Buyer shall have the right after termination to purchase Replacement Products from alternative sources until ***. If such Replacement Products are purchased by Buyer at a price that is higher than the Contract Price that would be applicable absent a termination of this Agreement, Smart Sand shall pay Buyer for the difference between the applicable Contract Price and the price of such Replacement Products (subject to the maximum set forth in the last sentence of this Section), which may be paid by Smart Sand within *** of Buyer’s notification to Smart Sand of the amounts so owed. In no event shall Smart Sand’s liability exceed *** Dollars per ton of Replacement Products purchased by Buyer.

5.	Inspection

Smart Sand shall test the Products in accordance with the testing procedures set forth on Appendix D attached hereto and incorporated by reference for compliance with the Specifications. Smart Sand shall retain all testing records for a period of *** and shall, at Buyer’s request, supply to Buyer a copy of Smart Sand’s test sheets, certified by Smart Sand to be a true copy. Because deliveries made pursuant to this Agreement shall be via large individual loads by rail, any inspection by Buyer shall be made at the point of loading. Buyer may, at its expense, have a representative at Smart Sand’s facility for the purpose of such inspection. Buyer does not have the right to reject any Products that are in compliance with the Specifications, as determined by Smart Sand pursuant to its testing procedures.

6.	Warranty

6.1 Smart Sand warrants to Buyer that Smart Sand shall have complied in all material respects with the testing procedures set forth on Appendix D with respect to each Product.

6.2 Buyer acknowledges that Products may become damaged by improper handling after delivery and during transit and that Smart Sand shall have no obligation to replace such damaged Products, unless such damage was caused by Smart Sand.

6.3 THIS WARRANTY IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES. SMART SAND MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO ANY PRODUCTS.

7.	Term and Termination

7.1 This Agreement shall become effective on the Effective Date and shall expire at 11:59 p.m. on the last day of Contract Year 3 (the “Term”) unless sooner terminated as provided herein.

7.2 Either party may terminate this Agreement, immediately upon written notice to the other party (i) if such other party is in material breach of any of its obligations under the Agreement and fails to cure such breach within thirty (30) business days (five (5) business days for the nonpayment of money) after written notice thereof to such other party, or (ii) if such other party is insolvent or makes any arrangement with its creditors generally, or has a receiver appointed for all or a substantial part of its business of properties, or an insolvency, bankruptcy or similar proceeding is brought by or against such other party and involving such other party which is not dismissed within sixty (60) business days of its institution, or if such other party goes into liquidation or otherwise ceases to function as a going concern.

7.3 Subject to Section 7.4 below, in the event of termination of this Agreement as provided in Section 7.2, this Agreement shall immediately become void and there shall be no liability or obligation on the part of any party hereto; provided, that (i) any such termination shall not relieve any party from liability for any willful breach of this Agreement or any fraud, (ii) the provisions of this Section 7.3 (Effect of Termination) and Sections 2.2 (Taxes), 2.3 (Payments), 2.4 (Credit/Collections), 4.2 (Replacement Products) (solely with respect to Buyer’s termination of the Agreement as set forth in Section 4.2), 7.4 (Termination Payments), 7.5 (Damages), 8 (Confidentiality), 10 (Limitation of Liability), 12 (Notices), 13 (Resolution of Disputes) and 15 (Miscellaneous) of this Agreement shall remain in full force and effect and survive any termination of this Agreement. Except as expressly provided herein, upon termination Smart Sand shall have no further obligations to pay any costs for any Replacement Products.

7.4 Notwithstanding anything to the contrary in Section 7.3: (i) in the event Buyer terminates this Agreement pursuant to Section 7.2, Buyer shall pay to Smart Sand, within thirty (30) days of the effective date of termination, all amounts due and owing to Smart Sand for Products delivered by Smart Sand prior to the effective date of termination, all other amounts due and owing under this Agreement (including without limitation all railcar usage and storage costs, taxes, transportation costs, collection costs (including court costs and expenses related thereto), attorneys’ fees and expenses, and interest), and all amounts that have accrued under the Railcar Usage Agreement and have not been paid prior to termination; and (ii) in the event Smart Sand terminates this Agreement pursuant to Section 7.2, Buyer shall pay to Smart Sand, within thirty (30) days of the effective date of termination, an amount equal to:

(A)	all amounts due and owing to Smart Sand, including without limitation, amounts due for Products delivered by Smart Sand prior to the effective date of termination, railcar usage and storage costs, taxes, transportation costs, collection costs (including court costs and expenses related thereto), attorneys’ fees and expenses, interest, and all other amounts payable by Buyer that have accrued but remain unpaid at the effective date of termination; plus

(B)	an amount equal to: (i) ***, multiplied by (ii) the difference between the *** for each Contract Year of the Term and the actual tons of each Product purchased by Buyer during the Term; plus

(C)	all amounts that have accrued or will accrue under the Railcar Usage Agreement and have not been paid; minus

(D)	***

7.5 The parties agree that quantifying losses arising from a breach or termination of this Agreement are inherently difficult to measure and have therefore negotiated the provisions set forth above for the express purpose of avoiding any later disagreement regarding the quantum of damages. The parties further stipulate that the agreed mechanism for calculating damages is not a penalty, but rather a reasonable measure or forecast of damages based upon the parties’ experience in the frac sand industry and given the nature of the losses that may result from a breach or termination of this Agreement.

8.	Confidentiality

8.1 The parties acknowledge that either party may disclose (orally or in writing) to the other confidential and proprietary information relating to the Products or each party’s business (together the “Confidential Information”). Each party agrees that it will keep the Confidential Information of the other party disclosed to it in confidence by using at least the same degree of care to prevent unauthorized disclosure or use thereof as such party uses to protect its own confidential information of like nature, and that it will not use for its own benefit or disclose, directly or indirectly, any item of Confidential Information to any person, without the prior written consent of the disclosing party, except (i) only to those of the recipient’s affiliates, employees or advisors who need to know the same in the performance of their duties for the recipient in connection with this Agreement; or (ii) to comply with any law, rule, regulation, or legal or regulatory process (including without limitation in connection with any Securities and Exchange Commission review process or filing requirements) applicable to such party.

8.2 The parties’ non-use and non-disclosure restrictions hereunder shall continue with respect to any item of Confidential Information until the earlier of the expiration of two (2) years following the termination of this Agreement for any reason, or until such item: (a) is or has become publicly available; or (b) was in the possession of, or known by, the recipient without an obligation to keep it confidential; or (c) has been disclosed to the recipient by an unrelated third party, without an obligation to keep it confidential; or (d) has been independently developed by the recipient without regard to the Confidential Information.

9.	Excusable Delay

Neither party shall be liable for any delay or failure to perform to the extent caused by fire, flood, adverse weather conditions, explosion, war, riot, embargo, unavoidable delay in rail transportation, labor disputes, shortage of utilities, compliance with any laws, regulations, orders, acts or requirements from the government, civil or military authorities of which the party was unaware at the effective date of this Agreement, acts of God or the public enemy, or any act or event of any nature reasonably beyond such party’s control; provided, however, that, for the avoidance of doubt, a party’s failure to perform due to a general economic downturn, industry specific downturn, or any change in a party’s financial condition or results of operations not directly caused by any of the causes set forth in this sentence or any similar cause shall not constitute an excusable delay hereunder. In such circumstances, Buyer or Smart Sand may cancel the portion of any order subject to such delay by giving prompt written notice, provided that, such cancellation shall apply only to that portion of the order effected by the foregoing circumstances and the balance of the order shall continue in full force and effect. If Smart Sand’s production capacity is impaired as a result of one of the foregoing events of force majeure, or if Smart Sand experiences limited supply for any other reason, then Smart Sand will allocate to Buyer a pro rata portion of Smart Sand’s total remaining capacity taking into account Smart Sand’s impaired production capacity (if applicable), Buyer’s requirements pursuant to the forecast provided by Buyer in accordance with Section 1.2, and Smart Sand’s aggregate requirements for Products under purchase agreements with other customers.

10.	LIMITATION OF LIABILITY.

NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, LOST GOODWILL, LOST PROFITS, WORK STOPPAGE OR IMPAIRMENT OF OTHER GOODS, AND WHETHER ARISING OUT OF BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR IF SUCH DAMAGE COULD HAVE BEEN REASONABLY FORESEEN.

11.	PRODUCT NOTIFICATION

WARNING! MATERIAL SOLD PURSUANT TO THIS AGREEMENT MAY CONTAIN FREE SILICA – IN SUCH CIRCUMSTANCES, SEE MATERIAL WARNINGS AND DO NOT BREATHE DUST OR USE FOR SANDBLASTING. IF YOU BREATHE FINE SILICA DUST POSSIBLY CONTAINED IN PRODUCTS YOU CAN SUFFER SEVERE, IRREVERSIBLE

LUNG DAMAGE AND DEATH. SOME MEDICAL REPORTS STATE INHALATION OF SILICA DUST MAY CAUSE LUNG CANCER. MEDICAL REPORTS ALSO LINK BREATHING SILICA DUST TO CRIPPLING ARTHRITIS AND SKIN AND EYE IRRITATION. NEVER USE PRODUCTS CONTAINING SILICA DUST WITHOUT NIOSH/MSHA APPROVED RESPIRATORY PROTECTIVE EQUIPMENT.

Buyer acknowledges the above warning and assumes responsibility and shall be liable for communicating this warning and providing to its employees, contractors and/or agents any equipment necessary for their protection.

12.	Notice

Any notice or other communication hereunder shall be in writing and shall be deemed given and effective when delivered personally, by fax (and confirmed by certified or registered mail, postage prepaid, return receipt requested), or by overnight carrier, addressed to a party at its address stated below or to such other address as such party may designate by written notice to the other party in accordance with the provisions of this Section.

To Smart Sand:	Smart Sand, Inc. 1010 Stony Hill Rd., Ste 175, Yardley, Pennsylvania 19067 Attention: Susan Neumann Facsimile: 215.295.7911

With a copy to:	Fox Rothschild LLP 997 Lenox Drive, 3rd Floor Lawrenceville, New Jersey 08648 Attn: James D. Young Facsimile: 609.896.1469

To Buyer:	Rice Drilling B, LLC 2200 Rice Drive Canonsburg, Pennsylvania 15317 Attn: Ryan Kanto Email: Ryan.Kanto@RiceEnergy.com

13.	Resolution of Disputes

13.1 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.2 It is the intent of the parties to exclude the application of the United Nations Convention on Contracts for the International Sale of Goods (1980). Nothing herein shall prohibit a party from availing itself of a court of competent jurisdiction for the purpose of injunctive relief. The parties acknowledge and agree that the respective parties may have available to them laws or remedies available under applicable local legislation; it is the intent of the parties to have the terms of this Agreement apply in every instance, including, without limitation, the choice of law and forum provisions and the respective parties agree not to avail themselves of such alternate local legislation or remedies available thereunder. The parties acknowledge that this is a fundamental foundation for the risk allocation undertaken in this Agreement and should this provision be breached it would deny the other party the full benefit of its risk allocation and the agreed pricing structure. Accordingly, should a party avail itself of local legislation that conflicts or negates the risk allocation contained in this Agreement, then such party shall be liable to the non-breaching party for all damages arising therefrom.

14.	Compliance with Law

14.1 Compliance with Law. Subject to the limitations of this Agreement, it is agreed that in the performance of this Agreement all matters shall be conducted in compliance in all material respects with any and all applicable federal, state, provincial and local laws, rules and regulations in the area(s) in which the matters are being conducted. Any performance obligation arising under this Agreement is contingent on the prior receipt of all necessary government authorizations. If either party is required to pay any fine or penalty, or is subject to a claim from the other party’s failure to comply with applicable laws, rules or regulations, the party failing to comply shall defend, indemnify and hold harmless the other party for all damages, fees and/or fines for such failure to comply to the extent of the indemnifying party’s allocable share of the failure to comply.

14.2 Notwithstanding anything to the contrary, neither party shall be required to take any action or be required to refrain from taking any action prohibited, penalized or required, as applicable, under the laws of the United States, including, without limitation, the U.S. antiboycott laws.

15.	Miscellaneous.

15.1 This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior oral and written agreements and all contemporaneous oral negotiation, commitments and understandings of the parties. This Agreement may not be changed or amended except by a writing executed by both parties hereto.

15.2 No party may assign this Agreement without the prior written consent of the other party; provided, however, that Smart Sand may assign or otherwise transfer this Agreement without Buyer’s consent to (i) one of its affiliates, or (ii) any of its successors (including but not limited to the purchaser of substantially all of its assets), or (iii) any financial institution providing it financing. Any prohibited assignment or attempted assignment without the other party’s prior written consent shall be void.

15.3 This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to that state’s conflicts of laws principles or choice of law rules. The parties hereby submit to the personal jurisdiction of, and agree venue is proper in the state courts located in Allegheny County, Pennsylvania, and the federal courts located in the Western District of Pennsylvania. Any suit arising out of or related to this Agreement shall be brought exclusively in such courts, and the parties irrevocably consent and submit to the exclusive jurisdiction of such courts and waive any objection based on venue or forum non conveniens. Service of process, summons, notice, or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court.

15.4 No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement shall be considered a waiver thereof or of such party’s right thereafter to exercise or enforce each and every right and provision of this Agreement. A waiver to be valid shall be in writing, but need not be supported by consideration. No single waiver shall constitute a continuing or subsequent waiver.

15.5 The rights and obligations of the parties hereto shall survive the termination or expiration of this Agreement to the extent that any performance is required under this Agreement after such termination or expiration.

15.6 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

15.7 The headings herein are for reference purposes only and are not to be considered in construing this Agreement. This Agreement shall be interpreted and construed without regard to customary principles of interpretation and construction of legal instruments which construe ambiguities against the party causing an instrument to be drafted. For purposes of this Agreement, the neuter shall include the masculine and feminine, the masculine shall include the feminine, the feminine shall include the masculine, the singular shall include the plural, and the plural shall include the singular, as the context may require.

15.8 If any provision of this Agreement shall be held illegal, invalid or unenforceable, in whole or in part, such provision shall be modified to render it legal, valid and enforceable while to the fullest extent possible preserving the business and financial intent and impact of the original provision, and the legality, validity and enforceability of all other provisions of the Agreement shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Smart Sand, Inc.		Rice Drilling B, LLC
(“Smart Sand”)		(“Buyer”)

By:	/s/ John Young	By:	/s/ Daniel Rice
Name:	John Young	Name:	Daniel Rice
Title:	EVP – Sales & Logistics	Title:	CEO

APPENDIX A

Specifications

As of the Effective Date of this Agreement the standards of ISO 13503-2 and API RP 19C are identical and as indicated below.

ISO 13503-2
Turbidity (NTU)	***
Kumbein Shape Factors:
Roundness	***
Sphericity	***
Clusters (%)	***
Sieve Analysis:
<0.1% of sample larger than first specified sieve size
% In Size ***	***
% In Size ***	***
% In Size ***	***
% In Size ***	***
<1.0% in pan
Solubility in 12/3 HCL/HF for 0.5 HR @150[o]F (% Weight Loss)	***

APPENDIX B

Product Mix Parameters

The Products shall consist entirely of *** frac sand products.

APPENDIX C

Product Pricing

Contract Prices are the sum of annual Base Prices, railcar charges and quarterly fuel surcharges, as detailed below. Pricing for shipments each month should be based on the Contract Prices for the current quarter.

(1)

Base Prices starting during Contract Year 1 will be based upon the Average Cushing Oklahoma WTI Spot Prices per barrel as listed on WWW.EIA.DOE.GOV for the preceding calendar quarter (the “Oil Price Average”) ((Month 1 Average + Month 2 Average + Month 3 Average)/3=Oil Price Average) as follows:

Base Price Based Upon Oil Price Average (per barrel)
Product	Less than $***	At least $*** and less than $***	At least $*** and less than $***	At least $*** and less than $***	At least $***
***	$ ***	$ ***	$ ***	$ ***	$ ***

Commencing at the beginning of Contract Year 3, Base Prices will be increased annually in an amount equal to ***.

2) Buyer shall pay to Smart Sand an additional $*** per ton of Products purchased or required to be purchased hereunder, as set forth in more detail in the Railcar Usage Agreement.

3) Quarterly natural gas or propane surcharge adjustments, starting on the Effective Date, with details below:

Natural Gas Surcharge: A Natural Gas Surcharge will be applied if the Average Natural Gas Price (ANGP) as listed on WWW.EIA.DOE.GOV for the preceding calendar quarter is above the Bench Mark, set at $*** per MMBTU, and shall be adjusted at the end of each calendar quarter for the duration of the Agreement. A surcharge of $*** per ton for every $*** per MMBTU increase for the ANGP for the preceding calendar quarter will apply in addition to the Base Price for all products. The calculation will be prorated, i.e., if the ANGP for a prior quarter averages $*** per MMBTU, the surcharge will be $*** per ton for the following quarter.

As an example, if the average of the monthly closes of NYMEX natural gas for January, February and March is $***, then $*** will be added to the applicable Base Price for April, May and June. Additionally, if the average of the monthly closes of NYMEX natural gas for April, May and June is $*** or less, then $*** will be added to the Base Price for July, August and September.

Propane Surcharge: A Propane Surcharge will be applied if the Average Quarterly Mont Belvieu, TX Propane Spot Price (AMBTX) as listed on WWW.EIA.GOV (http://www.eia.gov/dnav/pet/hist/LeafHandler.ashx?n=pet&s=eer_epllpa_pf4_y44mb_dpg&f=m) for the preceding calendar quarter is above the Bench Mark, set at $*** per gallon of Propane ((Month 1 Average + Month 2 Average + Month 3 Average)/3=AMBTX), and shall be adjusted at the end of each calendar quarter for the duration of the Agreement. A surcharge of $*** per ton for every $*** per gallon increase in the AMBTX for the preceding calendar quarter will apply in addition to the Base Price for all products. The calculation will be prorated, i.e., if the AMBTX for a prior quarter averages $*** per Gallon, the surcharge will be $*** per ton for the following quarter.

As an example, if the average of the monthly closes of Mont Belvieu, TX Propane Spot for January, February and March is $***/gallon, then $*** will be added to the applicable Base Price for April,

May and June. Additionally, if the average of the monthly closes of AMBTX propane for April, May and June is $***/gallon or less, then $*** will be added to the Base Price for July, August and September.

[Diesel Surcharges to be determined]

APPENDIX D

Testing Procedures

This schedule provides an explanation of how Smart Sand will test its Products to confirm that they are compliant with the Specifications set forth in Appendix A. All testing shall be conducted during periods when Smart Sand’s facility is operational and not during down time. Testing shall be conducted on sand samples taken from the transfer area that leads to Smart Sand’s storage silo(s).

The testing to be performed and its frequency, shall be as follows:

1. ***

2. ***

3. ***

4. ***

In addition, Smart Sand will test and provide a sieve analysis of every rail car and send a COA for each car with the corresponding invoice.